[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

MASTER SERVICES AGREEMENT

FOR CLINICAL PHASE IIb/III DEVELOPMENT SERVICES ONLY

This Master Services Agreement for Clinical Phase IIb/III Development Services Only (the “Agreement”) is entered into September 2, 2015 and is effective as of September 2, 2015 (the “Effective Date”) by and between CYMABAY THERAPEUTICS, INC., a Delaware corporation with its principal place of business at 7999 Gateway Blvd., Ste. 130, Newark, CA 94560 (“CymaBay”) and PHARMACEUTICAL RESEARCH ASSOCIATES, INC., a Virginia corporation with its principal place of business at 4130 ParkLake Avenue, Suite 400, Raleigh, NC 27612 (hereinafter referred to as “CRO”).

WHEREAS, CymaBay is a biopharmaceutical company engaged in the development of pharmaceutical products; and

WHEREAS, CRO is a contract research organization engaged in the business of managing clinical research programs and providing clinical development services; and

WHEREAS, CymaBay may wish to retain the services of CRO from time to time to perform clinical development services in connection with certain clinical research program(s) of CymaBay’s proprietary products (each, a “Project”), in which case the terms and conditions for each such Project will be set forth in a statement of work to be attached to this Agreement and incorporated herein by reference (each, a “Statement of Work”); and

WHEREAS, CRO is willing to provide such services to CymaBay in accordance with the terms and conditions of this Agreement and the attached Statements of Work.

NOW THEREFORE, for good and valuable consideration contained herein, the exchange, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Services.

1.1 Services to be Provided by CRO. CRO hereby agrees to provide to CymaBay the services identified and described in the Services section of each Statement of Work entered into by the parties in accordance with Section 1.2 (the “Services”). CRO will perform the Services for each Project set forth in the applicable Statement of Work in compliance with (a) this Agreement and the applicable Statement of Work, (b) CRO’s standard operating procedures unless otherwise specified in the applicable Statement of Work, (c) CymaBay’s reasonable instructions, unless such instructions conflict with subclauses (d)-(f) herein, (d) all applicable laws and regulations including, without limitation, the Food, Drug and Cosmetic Act, as amended, Good Clinical Practices promulgated by the United States Food and Drug Administration (“FDA”) and all other applicable FDA regulations, (e) International Conference on Harmonisation Harmonised Tripartite Guideline for Good Clinical Practice (“ICH-GCP”), (f) all applicable data protection and privacy laws including, without limitation, the Health Insurance Portability and Accountability Act of 1996 and regulations, laws and guidelines related thereto

(collectively “HIPAA”) and the Health Information Technology for Economic and Clinical Health Act, and (g) the protocol for the Project (“Protocol”), which will be made a part of the Statement of Work. In addition, CRO will comply with the requirements of 21 CFR Part 11 as it pertains to any electronic data systems. CRO will perform the Services in a professional, diligent, and timely manner as a contract research organization in accordance with 21 C.F.R. § 312.52. CRO confirms that all of its personnel who perform Services under this Agreement are appropriately trained and qualified to perform the Services.

1.2 Statements of Work. This Agreement allows the parties to contract Services for multiple Projects through the issuance of different Statements of Work without having to renegotiate the basic terms and conditions contained in this Agreement. The parties agree that this Agreement does not impose any obligations on either party to enter into any Statement of Work. The specific details of each Statement of Work will be separately negotiated and specified in writing in a form acceptable to the parties. Each Statement of Work will include, as appropriate: (a) the scope of Services to be performed by CRO; (b) the projected date of commencement of the Services; (c) the timeline, Budget and Payment Schedule (each as defined in Section 2.1 below) for the Services; (d) the deliverables to be provided by CRO; (e) the materials and documentation to be provided by each party; and (f) the regulatory obligations of CymaBay that are transferred to CRO with respect to the Project, as required by 21 C.F.R. § 312.52, ICH-GCP, and/or any other applicable laws and regulations. CymaBay will not transfer any obligations under 21 C.F.R. § 312.52, ICH-GCP, and/or any other applicable laws and regulations unless CRO provides its express written permission, which can take the form of an executed Statement of Work containing the provisions to be transferred. A Statement of Work must be executed by both parties before CRO commences work under the Statement of Work, unless the parties otherwise agree in writing. Each executed Statement of Work will be attached to and deemed an integral part of this Agreement. The Statement of Work and this Agreement will constitute the entire agreement for the applicable Project. To the extent any terms set forth in a Statement of Work conflict with the terms set forth in this Agreement, the terms of this Agreement will control unless otherwise expressly set forth in the Statement of Work. The parties agree that no general terms and conditions in whatever form, including but not limited to standard terms that may appear on any quotations, orders, invoices, or other such documents, used by either party in the course of this Agreement or any Statement of Work will have any legal effect upon the parties.

1.3 Changes in Scope. Modifications and amendments to each Statement of Work are subject to a written agreement between the parties (a “Change Order”). If a party requests any changes to the scope of the Services for a particular Project from those set forth in the applicable Statement of Work, it will notify the other party in writing of such changes, including without limitation, any changes resulting from amendments to the applicable Protocol. Within [*] of its receipt of such request, CRO will prepare a written change notification containing an estimate of the increase or decrease in the Budget and/or timeline resulting from such changes. [*] Once a Change Order is fully executed by all parties, such Change Order will constitute an amendment to the applicable Statement of Work and the Services will thereafter constitute those Services set forth in the Statement of Work as amended by the Change Order. CRO will not be reimbursed for Pass-Through Costs (as defined in Section 2.1) or compensated for work performed outside the scope of the applicable Statement of Work unless such Services and the costs for such Services are reflected in a Change Order signed by both parties or are provided for in a change notification described in this Section and approved by CymaBay prior to CRO commencing such additional work or incurring such expenses. The parties will use diligent efforts to have the Change Order signed by both parties or to have a written change notification

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

approved by their respective authorized representatives prior to CRO commencing such additional work or incurring such expenses, although the parties recognize that there may be circumstances where this is not possible. In the event that CymaBay requires out-of-scope work to commence immediately, CymaBay will provide CRO with authorization to begin services via e-mail while the change notification or Change Order is in process. The cost of such work will be consistent with the agreed-upon Budget of the applicable Statement of Work and the parties agree to work in good faith to promptly execute each Change Order. Notwithstanding anything herein to the contrary, to the extent that any changes to the scope of Services requested by CymaBay consist of a reduction in the Services to be performed for a particular Project, CRO will immediately cease performing such Services at CymaBay’s request (unless subject safety would be at risk, in which case CRO will cease performing such Services as soon as practicable) and the parties will negotiate in good faith a reduction to the budget and a change notification or Change Order, as appropriate, reflecting such change as soon as practicable. [*]

1.4 Investigator Agreements. [*]

1.5 Equipment. Unless otherwise specified in the applicable Statement of Work, if a Statement of Work provides for CRO, either on its own or through a third party vendor, to loan equipment including, without limitation, echocardiogram machines (“Equipment”), to clinical trial sites for use by such sites in connection with performing a clinical trial sponsored by CymaBay, title to all such Equipment will not be transferred to the clinical trial sites. Such Equipment will be provided in accordance with the specifications of the Statement of Work. CRO will endeavor to provide or will cause a third party to provide Equipment that is in good working order; if Equipment provided by CRO or a third party vendor arranged by CRO is not in good working order, CRO will work with the vendor to repair such Equipment or replace such Equipment with Equipment that is in good working order as soon as practicable. In the event that any Equipment is damaged or defective for any reason other than due to the acts or omissions of the personnel at the clinical trial sites, CRO will work with the clinical trial sites to have such Equipment repaired or obtain replacement equipment as soon as practicable.

1.6 Disclosures to Certain Committees. With respect to any committee of which CRO or any of CRO’s Affiliates, employees, agents or representatives that directly perform Services hereunder is a member and such committee sets drug formularies, and/or develops clinical practice guidelines (“Committee”), CRO and its Affiliates, employees, agents or representatives, as applicable, promptly will inform such Committee of the existence of this Agreement and the nature of the Services provided under this Agreement in accordance with the policies and procedures of such Committee. For purposes of this Agreement, an “Affiliate” is any entity that is controlled by, controls, or is under common control with the applicable party, with the word “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) meaning the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such entity, whether by the ownership of at least fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.

2. Compensation and Payment.

2.1 Charges for Services. CymaBay will pay CRO for all Services performed under this Agreement and a particular Statement of Work in accordance with the budget and payment schedule for such Services set forth in such Statement of Work (the “Budget” and “Payment Schedule”, respectively). Unless otherwise specified in a Statement of Work, the Budget for

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

each Project will specify the labor fees payable for the performance of the Services (the “Direct Fees”), and the Payment Schedule will specify whether payments for Direct Fees will become due upon achievement of milestones or otherwise. [*] In addition, the Budget for each Project will include an itemized breakdown of the estimated out-of-pocket expenses that will be incurred by CRO in connection with the performance of Services for such Project including, without limitation, travel expenses, shipping and postage costs, copying and printing fees, copyright fees, third party drug storage and distribution fees, required Investigational Review Board or similar board or committee fees, and other pass-through expenses reasonably expected to be incurred in connection with performing the Services and in compliance with CRO’s travel policy provided to CymaBay prior to the Effective Date, (collectively, the “Pass-Through Costs”) and any grants or fees to be paid on CymaBay’s behalf to investigators and investigator sites in accordance with Section 1.4 (“Investigator Grants”). CymaBay will reimburse CRO for all Pass-Through Costs incurred in accordance with the Budget, provided that CRO provides to CymaBay [*]. [*] CRO will submit to CymaBayquarterly invoices in advance for estimated amounts to be paid to Investigators to be incurred in the upcoming quarter to ensure that adequate funds are available to pay such expenses. [*] Within [*] after the completion of the Services under a Statement of Work, CRO will provide to CymaBay a written, detailed accounting and reconciliation of Direct Fees, Pass-Through Costs, Investigator Grants, advance payments (if any), and other payments made by CymaBay, together with a final invoice for Services under the Statement of Work and a payment for any amounts that are to be refunded to CymaBay.

2.2 Rejected Work. CymaBay will have the right to reject work or deliverables that do not meet the specifications of the Statement of Work or that are incomplete or contain errors (such work, “Rejected Work”). CymaBay will notify CRO in writing of all Rejected Work and the reasons why CymaBay is rejecting such work promptly after CymaBay becomes aware of such Rejected Work, but in no case greater than [*] after becoming aware. Notwithstanding the foregoing, CymaBay will pay for the portions of the Services that conform to the Statement of Work and the requirements of this Agreement within [*] of receipt of the invoice. [*]

2.3 Monthly Reports and Invoices. Except as otherwise expressly provided in a Statement of Work, CRO will submit to CymaBay on a monthly basis for each Project, based on the Payment Schedule, a detailed summary report describing the Services performed on such Project during the prior month, the Direct Fees due for such Services, all Pass-Through Costs paid by CRO during the prior month, and any related pre-approved expenses incurred by CRO during the prior month (such report, the “Monthly Report”). Each Monthly Report provided by CRO will include details as agreed upon by the parties in each Statement of Work. For payments that become due upon the achievement of milestones, CRO will submit a written invoice to CymaBay for the applicable payment amount upon successful completion of each milestone. [*] Payment terms will be [*] after CymaBay’s receipt of each due and undisputed invoice; [*].

All checks will be made payable as specified in the Statement of Work, or, in the absence of any specification in the Statement of Work to:

Payments to PRA shall be made to:

Pharmaceutical Research Associates, Inc.

P.O. Box 200072

Dallas, TX 75320-0072

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Payments via overnight mail shall be made to:

Pharmaceutical Research Associates, Inc.

MAC# T5399-01X

2975 Regent Blvd.

Irving, TX 75063-3140

(213) 833-3803

Payments via wire transfer shall be made to:

Pharmaceutical Research Associates, Inc.

San Francisco, CA

Account No: [*]

ABA No: [*]

Account Name: Pharmaceutical Research Associates, Inc.

Tax ID #: 54-1204111

[*]

For clarity, unless otherwise approved by CymaBay in writing (including e-mail approval), CymaBay will not be obligated to make any payments for Services that are in excess of the amounts for such Services set forth in the Budget and Payment Schedule of the applicable Statements of Work. Pass-Through Costs that are not invoiced within [*] from the date such Pass-Through Costs are incurred by CRO will not be paid by CymaBay.

2.4 Disputed Invoices. CymaBay will notify CRO within [*] of its receipt of an invoice submitted under Section 2.3 if it disputes such invoice or any portion thereof and the reason for the dispute. If any portion of an invoice is undisputed, then CymaBay shall pay the undisputed amounts according to the payment terms. CymaBay and CRO shall work collaboratively using good faith efforts to resolve the disputed figures. While the parties work to resolve good-faith disputes under this Section, neither party will be deemed to be in breach of the Agreement.

2.5 Exchange Rate. The parties acknowledge and agree that all amounts set forth in each Statement of Work will be [*]. The Parties agree that neither should receive a material benefit or detriment from currency exchange rate fluctuation between the currencies in which costs are incurred, and the currencies used for pricing or invoicing and payment.

For Direct Fees- [*].

Expenses- [*]

2.6 Taxes. All fees for Direct Fees, Pass-Through Expenses, and Investigator Grants are exclusive of Value Added Tax (VAT) (including non-refundable VAT), local taxes, and social taxes, which CymaBay will pay when applicable. Each party shall be separately responsible for payment of its federal, state and local income taxes. CRO shall be responsible for invoicing CymaBay, for and CymaBay shall be responsible for remitting to CRO, and CRO shall be responsible for remitting to the taxing authority, all sales or use taxes and goods and services taxes, including VAT, imposed on account of a transaction made under a Statement of Work. CRO shall notify CymaBay within a reasonable time upon becoming aware that any sales or use tax or goods and services taxes are applicable to any of the fees payable or expenses reimbursable

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

under this Agreement, and the parties shall cooperate in good faith and in a lawful manner to minimize such taxes. If sales or use tax or goods and services taxes are applicable to any of the fees payable or expenses reimbursable under this Agreement all such taxes shall be separately itemized on the related invoices and promptly remitted by CRO to the taxing authority. If requested by either party, such party shall deliver to the other official documentation for any such taxes paid by such party. If CRO performs Services for a particular Project and a goods and services tax such as VAT in European countries or similar taxes in other countries are levied on Pass-Through Costs made by CRO on CymaBay’s behalf, CRO will initially pay such taxes on behalf of CymaBay and will use diligent efforts to recover all amounts paid for such taxes from the applicable authorities where legal remedies exist. All amounts paid by CRO for such taxes that are subsequently recovered by CRO will, at CymaBay’s option, be refunded to CymaBay or credited against charges for Services performed or Pass-Through Costs incurred by CRO under a Statement of Work until such amounts have been fully credited.

2.7 Audits of Financial Records. CRO will keep complete, true, and accurate books of account and records in connection with the Services in sufficient detail to permit accurate determination of all figures necessary for CymaBay to verify the amounts that CymaBay has paid CRO for the performance of such Services and pass-through expenses incurred for a Project. CymaBay and/or an independent accounting firm appointed by CymaBay [*] will have the option to audit the expense documentation with respect to a particular Statement of Work during [*], for a period of [*] following the expiration or termination of the Statement of Work in order to determine the accuracy of the invoices provided to CymaBay by CRO. CRO will [*]. Audits conducted under this Section 2.8 will be at the expense of CymaBay, unless the amount determined to be overpaid by CymaBay exceeds [*], whereupon CRO will bear the fees and expenses reasonably incurred by CymaBay in connection with performing such audit, with such fees and expenses not to exceed the amount of the overpayment at issue. If an audit reveals that CymaBay has overpaid, CRO will reimburse CymaBay for the overpaid amount within [*] after the conclusion of the audit.

2.8 Compensation. The parties agree that the amount of compensation payable to CRO for the performance of Services reflects the fair market value of the Services being performed. The parties acknowledge and confirm that CRO has been selected to participate in the Services because of its experience in the relevant subject matter and not, in any way, as an inducement to, or in return for prescribing, purchasing, using, recommending preferential formulary status, or dispensing any product of CymaBay or any of its Affiliates. The parties agree that the payments provided under this Agreement are consistent with arm’s length transactions, and are not in exchange for any agreement by CRO to prescribe, use or recommend the prescription or use of any product of CymaBay or CymaBay’s Affiliates.

3. Term and Termination.

3.1 Term. The term of this Agreement will commence on the Effective Date and will remain in effect for five (5) years or until terminated as provided in this Section 3, whichever is earlier; provided, however, that if upon expiration of this Agreement there is an ongoing Statement of Work, this Agreement shall remain in full force as it relates to the Statement of Work in place and shall terminate immediately with the expiration or termination of said Statement of Work unless extended prior to such time. Each Statement of Work will be effective upon the effective date indicated in the Statement of Work and will expire upon the completion of Services to be provided thereunder, unless earlier terminated in accordance with this Section 3.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.2 Termination by CymaBay. CymaBay may terminate this Agreement or any individual Statement of Work for any reason upon thirty (30) days’ prior written notice to CRO.

3.3 Termination for Material Breach. Either party may terminate this Agreement or a Statement of Work if the other party materially breaches the terms of this Agreement or of such Statement of Work and such breaching party fails to cure the breach within thirty (30) days after receipt of written notice from the non-breaching party specifying the nature of such breach.

3.4 Termination for Bankruptcy. Either party may terminate this Agreement or any Statement of Work immediately upon written notice to the other party, if the other party: (i) files a petition for bankruptcy or has an involuntary bankruptcy petition filed against it that is not dismissed [*]; (ii) is adjudged as bankrupt; (iii) becomes insolvent; (iv) has a receiver, trustee, conservator or liquidator appointed for all or a substantial part of its assets; (v) ceases to do business; (vi) commences any dissolution, liquidation or winding up; or (vii) makes an assignment of all or substantially all of its assets for the benefit of its creditors.

3.5 Effect of Termination. The termination of this Agreement by either party will automatically terminate all Statements of Work, unless otherwise agreed in writing. However in the event of expiration of this Agreement, any outstanding Statement of Work will continue until completion of the Services described in such Statement of Work or appropriate termination of the Statement of Work. Upon the receipt or provision of a notice of termination of this Agreement or a Statement of Work, CRO will not undertake further work, incur additional expenses, or enter into further commitments with regard to this Agreement or the applicable Statement of Work except as may be otherwise requested by CymaBay. CRO will cooperate with CymaBay to provide for an orderly wind-down and/or transition of the Services provided by CRO hereunder in accordance with a wind-down plan mutually agreed to by the parties, at CymaBay’s expense. Upon termination of any Statements of Work or this Agreement, CymaBay will pay CRO for all Direct Fees for Services performed in accordance with the provisions of this Agreement and the applicable Statements of Work, and Pass-Through Costs incurred through the termination date as calculated in accordance with the provisions of this Agreement and the Budget in the applicable Statements of Work, as well as all reasonably incurred expenses associated with winding down the Services in accordance with a wind-down plan mutually agreed to by the parties; provided, however, that CRO has used commercially reasonable efforts to cancel or otherwise limit such Services and Pass-Through Costs as of the date on which it receives or provides notice of termination, as applicable. In addition, CymaBay will reimburse CRO for all reasonable, future non-cancelable obligations to third parties for Pass-Through Costs to be incurred in accordance with the Budget for the applicable Statements of Work (where such obligations were created as a result of a Project being authorized by the CymaBay); provided, however, that CRO has used commercially reasonable efforts to cancel or reduce the amount of such third party obligations. No later than [*] after the date of termination of a Statement of Work or this Agreement, CRO will submit to CymaBay an itemized accounting of Services performed for the applicable Project, the Pass-Through Costs incurred as calculated in accordance with the provisions of this Agreement and the Budget in the applicable Statement of Work, the amount of any non-cancellable obligations to third parties for Pass-Through Costs that were to be incurred by CRO in accordance with the Budget for such terminated Statement of Work, and the amount of payments received from CymaBay in order to determine the amount of the balance owed by, or the overpayment to be refunded to, CymaBay. Any balance owed by CymaBay will be paid within [*] of receipt of such an itemized accounting. Any amounts to be refunded to CymaBay will be refunded to CymaBay at the time that CRO provides to CymaBay the itemized accounting, which will be no later than [*] after the date of termination of a Statement of Work or this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.6 Provisions Surviving Termination. The obligations of the parties contained in Sections 1.6, 1.7, 2, 3.5, 3.6, , 5, 6, 8, 9, 10.2, 10.3, 10.4, 11.2, 11.4, 11.5, 11.6, 11.7, 11.9, 11.12, and 11.4 hereof will survive termination of this Agreement.

4. Personnel.

The Services with respect to each Project will be performed by CRO under the direction of the person identified as the Project Manager in the applicable Statements of Work. In addition, the Statements of Work may identify other key personnel performing Services on behalf of CRO with respect to a Project (“Key Personnel”). [*]

5. Confidentiality.

5.1 Confidential Information. Subject to the limitations set forth in Section 5.3, all information in whatever form maintained, including, without limitation, oral, written, electronic, or other form, that (a) is provided by or on behalf of CymaBay to CRO relating to a Project or a potential Project, (b) is developed, generated, or obtained by or on behalf of CRO as a result of performing Services under this Agreement, including, without limitation, Inventions (as defined in Section 6.2), or (c) was previously disclosed to CRO by or on behalf of CymaBay and constitutes CymaBay Confidential Information (as such term is defined in the Letter Agreement entered into by and between CRO and CymaBay effective July 14, 2015 (the “Letter Agreement”)) pursuant to the Letter Agreement will, in each case, be deemed to be “CymaBay Confidential Information”. Subject to the limitations set forth in Section 5.3, (i) CRO’s proposals, pricing, or quotations (except to the extent that any of the foregoing incorporate CymaBay Confidential Information) and standard operating procedures disclosed to CymaBay by CRO, (ii) all other information disclosed to CymaBay by CRO that is or has been previously independently developed by CRO and that a reasonable person would understand was confidential at the time of disclosure, or (iii) all information that was previously disclosed to CymaBay by or on behalf of CRO and constitutes CRO Confidential Information (as such term is defined in the Letter Agreement) pursuant to the Letter Agreement, will be deemed to be “CRO Confidential Information”. CymaBay Confidential Information and CRO Confidential Information may be referred to herein individually and collectively as “Confidential Information”. For purposes of this Agreement, each party is the “Disclosing Party” with respect to its own Confidential Information, and a “Receiving Party” with respect to the Confidential Information of the other party.

5.2 Use and Non-Disclosure of Confidential Information. The Receiving Party will: (a) use the Disclosing Party’s Confidential Information solely for the purposes contemplated by this Agreement and for no other purpose without the prior written consent of the Disclosing Party; (b) not disclose the Disclosing Party’s Confidential Information to any third party without first obtaining the written consent of the Disclosing Party; and (c) protect the confidentiality of the Disclosing Party’s Confidential Information with at least the same degree of care used to protect its own confidential and/or proprietary information from unauthorized use or disclosure, but in no event with less than reasonable care. The Receiving Party will be permitted to furnish and otherwise disclose the other party’s Confidential Information to those of its directors, officers, Affiliates, employees, agents, contractors, permitted assignees and agents who need to know such Confidential Information in connection with the performance of the Services or to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

accomplish the purposes of this Agreement, which purposes include, in the case of CymaBay, developing and seeking regulatory approval for its proprietary drugs that are the subject of any Services, provided that such personnel are bound by obligations of confidentiality and non-use with respect to such Confidential Information that are no less protective than those provided herein. In addition, CymaBay may disclose CRO Confidential Information to its actual and potential corporate partners, licensors, licensees, external advisors and bona fide investors as necessary, provided that such recipients are bound by obligations of confidentiality and non-use with respect to such Confidential Information that are substantially similar to those provided herein [*]. [*] is [*] in connection with [*], and [*]. If the Receiving Party discloses the Disclosing Party’s Confidential Information to a third party with the Disclosing Party’s permission as permitted herein, the Receiving Party will ensure that all Confidential Information disclosed to such third party is identified as confidential at the time of disclosure. The Receiving Party will cause all individuals and entities that receive the Disclosing Party’s Confidential Information from the Receiving Party to comply with the Receiving Party’s obligations of confidentiality and non-use under this Section 5.2. Any breach by such individuals or entities of any of the Receiving Party’s obligations hereunder will be deemed a breach by the Receiving Party, and the Disclosing Party may proceed directly against the Receiving Party for such breach without any obligation to proceed against such individuals or entities.

5.3 Exceptions to Confidential Information. The obligations of confidentiality set forth in Section 5.2 will not apply to that part of the Disclosing Party’s Confidential Information that the Receiving Party is able to demonstrate by competent proof:

(a)	was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party;

(b)	was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c)	later became part of the public domain through no act or omission of the Receiving Party; or

(d)	was disclosed to the Receiving Party without obligations of confidentiality with respect thereto, by a third party who had no obligation to the Disclosing Party not to disclose such information to others without restriction.

Confidential Information will not be deemed to be in the public domain merely because any part of the information is embodied in general disclosures or because individual features, components or combinations of the information are known or become known to the public.

5.4 Disclosure Required by Law. The Receiving Party may disclose the Disclosing Party’s Confidential Information without violating the obligations of this Agreement to the extent that such disclosure is (a) required by a valid order of a court or other governmental body having jurisdiction, (b) required by applicable law or regulation, (c) necessary for filings with regulatory or governmental agencies including, without limitation, the U.S. Securities & Exchange Commission and the FDA, or (d) made in connection with prosecuting, defending, or providing testimony in litigation, provided that the Receiving Party provides the Disclosing Party with reasonable prior written notice of such disclosure if practicable, and at the Disclosing Party’s request and expense assists the Disclosing Party in obtaining a protective order or other appropriate remedy preventing or limiting the disclosure and/or requiring that the Disclosing

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Party’s Confidential Information so disclosed be used only for the purposes for which the law or regulation requires, for which the order was issued, for the applicable regulatory or governmental filing, or for the applicable litigation.

5.5. Return of Confidential Information. At the Disclosing Party’s request, the Receiving Party will return all Confidential Information provided by the Disclosing Party in documentary form, or, at the Disclosing Party’s request, destroy all or such parts of the Disclosing Party’s Confidential Information as the Disclosing Party will direct, including any copies thereof made by the Receiving Party. Notwithstanding the foregoing, the Receiving Party may retain one copy of the Disclosing Party’s Confidential Information in its secure files solely for archival purposes and to meet its obligations under this Agreement and applicable laws and regulations, subject to the ongoing obligation to maintain the confidentiality of such information.

5.6 Remedy. Each party acknowledges that disclosure or distribution of the other’s Confidential Information or use of the information contrary to the terms of this Agreement may cause irreparable harm for which damages at law may not be an adequate remedy. Accordingly, the Disclosing Party hereunder may seek to enforce the provisions of this Agreement prohibiting disclosure or distribution of its Confidential Information or use thereof contrary to the provisions hereof in a court of competent jurisdiction, in addition to any and all other remedies available at law or in equity.

5.7 Privacy Laws. CRO confirms that: (i) all individually identifiable data of clinical trial subjects obtained from CRO in the course of providing Services will be handled in accordance with all applicable privacy laws, rules and regulations, and used and disclosed only for the purpose of the Project as outlined in the Protocol or to the extent permitted by authorizations/informed consents obtained from such subjects; (ii) it has technical and organizational measures in place and will maintain such measures to prevent unauthorized or unlawful processing, accidental loss or destruction of, or damage to such data; and (iii) it will securely store all Study data and records, including any case report forms (“CRFs”) and source documents that identify or link a clinical trial subject to a CRF.

6. Intellectual Property.

6.1 No License. Each party agrees that neither party transfers to the other party by operation of this Agreement any patent right, copyright right, trademark right or other intellectual property right of such party, except as may be specifically provided herein.

6.2 CymaBay Property. CRO will promptly disclose to CymaBay all improvements, inventions, formulae, processes, techniques, work product, know-how and data, whether or not patentable, that are generated, conceived, discovered or reduced to practice by CRO, its Affiliates, or their respective employees, agents, or subcontractors, whether solely or jointly with other (including CymaBay) arising out of the performance of the Services under this Agreement that: [*] (collectively, “Inventions”). All Inventions and all deliverables will be the sole and exclusive property of CymaBay and will be CymaBay Confidential Information; provided, however, that the term “Inventions” does not include CRO Property (as such term is defined in Section 6.3). CRO hereby assigns and transfers to CymaBay all of CRO’s right, title and interest in any and all Inventions. CRO will, and will cause its Affiliates and any individual or entity that performed any Services on its behalf hereunder to, take, at CymaBay’s request and expense, all further acts reasonably required to convey full title in the Inventions to CymaBay and for CymaBay to apply for, secure, and maintain patent or other proprietary protection of such Inventions.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.3 CRO Property. “CRO Property” means [*]. All CRO Property is the sole and exclusive property of CRO, and will be CRO Confidential Information. Notwithstanding the foregoing, if CRO incorporates any CRO Property into any Project data or any other deliverable provided to CymaBay under a Statement of Work, CymaBay will have the right to use, and to grant others the right to use, such CRO Property solely in connection with its use and distribution of the deliverables.

7. Representations and Warranties.

7.1 Mutual Representations and Warranties. (a) Each of the parties represents and warrants to the other that: (i) it is a corporation duly incorporated, validly existing and in good standing; (ii) it has taken all necessary actions on its part to authorize the execution, delivery and performance of the obligations undertaken in this Agreement, and that no other corporate actions are necessary with respect thereto; (iii) it is not a party to any agreement or understanding and knows of no law or regulation that would prohibit it from entering into and performing this Agreement; (iv) when executed and delivered by it, this Agreement will constitute a legal, valid and binding obligation of it, enforceable against it in accordance with this Agreement’s terms; (v) performance of its obligations hereunder will not infringe or violate the rights of any third party including but not limited to property, contractual, employment, trademark, trade secrets, copyright, patent, proprietary information and non-disclosure rights; and (vi) it is duly licensed, authorized or qualified to do business and is in good standing in every jurisdiction in which a license, authorization or qualification is required for it to perform its obligations under this Agreement.

(b) Each of the parties represents and warrants to the other that it will comply with all applicable laws and regulations including, without limitation, the Food, Drug and Cosmetic Act, as amended; Good Clinical Practices promulgated by the FDA and all other applicable FDA regulations including but not limited to the regulations set forth in 21 CFR Parts 11, 50, 54, 56 and 312; International Conference on Harmonisation Harmonised Tripartite Guideline for Good Clinical Practice (“ICH-GCP”); all applicable data protection and privacy laws; the Clinical Trials Directive (Directive 2001/20/EC of 4th April 2001) and the Data Protection Directive (Directive 95/46/EC of 24th October 1995) and the respective implementing legislation; Commission Directive 2005/28/EC of 8 April 2005 laying down principles and detailed guidelines for good clinical practice as regards investigational medicinal products for human use; all bribery, fraud, kickback, or other similar anti-corruption law or regulation of any relevant country, including the UK Bribery Act 2010 and the US Foreign Corrupt Practices Act of 1977 and the Federal Anti-Kickback Statute, laws and regulations pertaining to the use, dissemination and disclosure of individually identifiable patient information, to the extent such laws and regulations apply to the parties, including but not limited to the Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995, and the Declaration of Helsinki of the 41st World Medical Assembly, South Africa 1996 as amended.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.2 Representations and Warranties of CRO. CRO hereby represents and warrants as follows:

(a) the terms of this Agreement are not inconsistent with its other contractual arrangements, and it will not enter into any other agreements which would interfere with or prevent performance of the obligations described herein;

(b) it will perform its obligations hereunder in accordance with the current industry standards, the terms of this Agreement and any Statement of Work issued hereunder;

(c) All of its Affiliates, employees, agents, or representatives that perform Services possess valid and effective licenses, certificates or other applicable permits from all governmental regulatory authorities (“Regulatory Authorities”) that are legally required for conducting the Services, and they do not have knowledge that any Regulatory Authority is in the process of actually limiting, suspending, modifying or revoking any such applicable license, certificate or permit. If any such license, certificate or permit is suspended or revoked during the term of this Agreement, CRO will immediately notify CymaBay in writing;

(d) each employee of CRO that will perform any Services has executed an agreement with, or otherwise has legal obligations to, CRO providing that all inventions conceived or reduced to practice while providing services for CRO will be owned by CRO, and that all confidential information of CRO and of CRO’s customers will be maintained in confidence and not used or disclosed to third parties except as agreed in advance in writing;

(e) neither CRO nor any of its Affiliates, employees, contractors or representatives that perform Services hereunder: (1) has ever been debarred or convicted of a crime for which a person or entity can be debarred under 21 U.S.C. § 335a; (2) has ever been excluded by the Office of Inspector General (“OIG”) or other government entity; or (3) to CRO’s knowledge, is currently or is threatened to be under investigation by any regulatory authority that could lead to that party becoming a debarred person or entity as defined by 21 U.S.C. § 335 (a) or (b) or excluded by the OIG or other government entity under any other applicable laws or regulations. If, during the term of this Agreement, CRO or any of its Affiliates, employees, contractors or representatives that perform Services is or becomes the subject of a proceeding that could lead to debarment or exclusion of that party, CRO will immediately notify CymaBay in writing and CymaBay will have the right to immediately terminate this Agreement and any ongoing Statements of Work upon written notice. CRO agrees to provide written certification to CymaBay that it has not used the services of any debarred or excluded person or entity in any capacity to perform Services if such certification is requested by CymaBay in connection with any certification regarding debarment or exclusion that CymaBay may make to the FDA or any other Regulatory Authority in connection with an investigational drug that was the subject of a Project; and

(f) neither it nor any of its Affiliates, employees, agents or representatives that perform Services will pay any fees to a physician for the referral of clinical trial subjects.

7.3 CymaBay Acknowledgement and Representations/Warranties: [*] Furthermore, CymaBay represents and warrants:

(a) that it has the right, title and interest in the investigational drug which is the subject of research covered by this Agreement or any Statement of Work (whether such right, title and interest is held solely by CymaBay or jointly with others) and that it has the legal right, authority and power to sponsor any clinical trial which is the subject of a Statement of Work issued hereunder;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) that for any software application, dictionary, computer system or program that CymaBay specifically requires CRO to use in the performance of Services that is not standard in the CRO industry, and for which CRO informs CymaBay that it does not hold a license at the commencement of this Agreement or the relevant Statement of Work, CymaBay will have acquired and will maintain current and valid licenses which are necessary for the use of such applications or programs, and CRO’s use of such applications or programs for the performance of Services in accordance with this Agreement and any specifications or restrictions of which CRO is notified will not subject CRO to any liability for such use. CRO will use any such applications, dictionaries, systems or programs solely for the performance of Services. With respect to proprietary dictionaries such as [*], if CymaBay does not currently have such licenses, it represents and warrants that such licenses will be in place prior to CRO’s delivery of data which is coded using these dictionaries. CRO will not be liable to CymaBay for use of data coded without proper licensing, and CymaBay will hold CRO harmless in these occasions; and

(c) that study drugs used in a Study that is provided by or on behalf of CymaBay will be manufactured, packaged, labeled, and shipped in accordance with all applicable laws, rules, and regulations, including, without limitation, applicable current Good Manufacturing Practices (“cGMPs”) as such cGMPs may be adopted in any nations in which such study drugs are imported or manufactured, as applicable

7.4 Disclaimer of Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER CYMABAY NOR CRO MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE OR FITNESS FOR A PARTICULAR PURPOSE. BOTH PARTIES UNDERSTAND AND AGREE THAT ALL DRUGS THAT ARE THE SUBJECT OF PROJECTS ARE EXPERIMENTAL IN NATURE.

8. Publication.

CRO may not publish any articles or make any presentations relating to the Services provided to CymaBay hereunder with respect to a Project or referring to data, information or materials generated as part of the Services without the prior written consent of CymaBay.

9. Indemnification.

9.1 CymaBay Indemnity. CymaBay will indemnify, defend and hold harmless CRO and its employees, Affiliates, directors, officers, CRO Selected Subcontractors (as defined in Section 11.8), permitted subcontractors and agents (collectively, the “CRO Indemnitees”) from and against any and all damages, liabilities, losses, costs and expenses of any kind or nature whatsoever, including, without limitation, reasonable attorney’s fees, expert witness and court costs (collectively, “Losses”), incurred in connection with any claim, demand, action, or proceeding brought by a third party (each, a “Claim”) arising from [*]; provided however, that CymaBay will have no obligation of indemnity hereunder with respect to a Claim to the extent that such Claim arises from [*].

9.2 CRO Indemnity. CRO will indemnify, defend, and hold harmless CymaBay and its employees, Affiliates, directors, officers, and agents (collectively, the “CymaBay Indemnitees”) from and against any and all Losses incurred in connection with any Claim arising from [*] provided, however, that CRO will have no obligation of indemnity hereunder with respect to any Claim to the extent that such Claim arises from [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.3 Indemnification Procedure. Each party’s agreement to indemnify, defend, and hold harmless the other party and its respective indemnitees is conditioned upon the indemnified party: (a) providing written notice to the indemnifying party of any claim, demand, or action arising out of the indemnified activities within [*] after the indemnified party has knowledge of such claim, demand, or action; provided that any failure on the part of an indemnified party to notify the indemnifying party of receipt of notice of a claim will relieve the notified party of its obligation to indemnify the notifying party for such claim under this Agreement only to the extent that the notified party has been prejudiced by the lack of timely and adequate notice; (b) permitting the indemnifying party to assume full responsibility and authority to investigate, prepare for, settle, and defend against any such claim, demand, or action; (c) assisting the indemnifying party, at the indemnifying party’s reasonable expense, in the investigation of, preparation for and defense of any such claim, demand, or action; and (d) not compromising or settling such claim, demand, or action without the indemnifying party’s written consent.

9.4 Insurance. For the duration of this Agreement and for a period of [*] following the termination or expiration of all Statements of Work [*] Insurance should be placed with carriers with an A.M. Best ratings of at least “A, VIII” and will have an effective date retroactive to the date any Services are performed and will be maintained for a commercially reasonable period of time after termination or completion of the applicable Statement of Work. Upon request, each party will provide the other party with a certificate of insurance evidencing such coverage. Each party will provide the other party with written notice of cancellation or of a material adverse change in the policy or policies of insurance required pursuant to this Section 9.4 promptly after such party becomes aware of such cancellation or material adverse change. CRO also agrees that it will maintain, at its own expense, workers’ compensation insurance in the amount required by the laws of the state in which CRO’s employees are located.

9.5 Limitation of Liability. IN NO EVENT WILL EITHER PARTY BE ENTITLED TO, NOR SHALL EITHER PARTY BE RESPONSIBLE FOR, IN CONTRACT OR IN TORT, ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL LOSSES OR DAMAGES (INCLUDING LOST PROFITS) ARISING IN CONNECTION WITH A PARTY’S DEFAULT OR BREACH OF ITS OBLIGATIONS UNDER THIS AGREEMENT. [*]. However, the foregoing exclusions of damages recoverable and limitation of liability in this Section 9.5 will not [*]

10. Record Storage; Audits and Regulatory Inspections.

10.1 Record Maintenance During Project. During the term of this Agreement, CRO will maintain all materials and all other data obtained or generated by CRO in the course of providing the Services hereunder, including all computerized records and files (collectively, “Records”) as required by the applicable Protocol, this Agreement and all applicable laws and regulations. CRO will cooperate with, in accordance with Section 10.4 below, any reasonable audit by CymaBay and make available to CymaBay for examination and duplication, during [*], all Records. All Records will be CymaBay Confidential Information. CRO will maintain all Records, including all computerized records and files, in a secure area reasonably protected from fire and theft. It will also take all reasonable steps to ensure that any clinical trial subject identifying or protected health information contained in the Records is secure and that no unauthorized individuals or entities are able to gain access to such information while under CRO’s custody or control.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.2 Record Maintenance After Expiration or Termination. Upon the expiration or termination of this Agreement, all Records will be returned by CRO to CymaBay except as required by applicable law. The Records will be delivered to the location designated by CymaBay at CymaBay’s expense. In no event will CRO dispose of Records without first giving CymaBay [*] prior written notice of its intent to dispose of the Records and, if CymaBay so requests, CRO will transfer such Records to CymaBay at CymaBay’s expense. CRO will be entitled at its sole expense to retain copies of the Records reasonably necessary for regulatory purposes or to demonstrate the satisfaction of its obligations hereunder, all subject to the confidentiality obligations set forth in Section 5.

10.3 Regulatory Inspections. Upon request by any properly authorized representative of any Regulatory Authority of appropriate jurisdiction to have access to or verify any record, report, documentation or data relating to a Project, Services, a Statement of Work, or otherwise directly relating to CymaBay in the possession, custody or control of CRO, CRO will promptly notify CymaBay and will arrange access by such Regulatory Authority to CRO to the extent legally required for the purposes of verifying and/or copying any record, report, documentation or data pertaining to the a Study or Statement of Work. Upon notification of an impending inspection by the FDA or any other Regulatory Authority at CRO’s premises, CRO will promptly notify CymaBay by telephone and will follow up with written notification of such inspection. Unless prohibited by the applicable Regulatory Authority, CymaBay will have the right, but not the obligation, to be present at any such inspection and to review and comment on any responses required. CRO will provide CymaBay with daily updates and summaries of such inspection as they pertain to CymaBay. CRO will promptly take steps necessary to correct any deficiencies noted by a Regulatory Authority during an inspection at no cost to CymaBay, if such deficiencies are the result of CRO’s performance.

10.4 Audits. CymaBay and/or its designee, who [*], will have the right, at reasonable times during CRO’s normal business hours, upon reasonable prior written notice to CRO of at least [*], to examine CRO’s standard operating procedures, CRO’s facilities where Services are performed, and Records to confirm that the Services are being performed in accordance with this Agreement, the relevant Statements of Work, the relevant Protocol, ICH-GCP, and applicable laws and regulations. [*] CRO will provide reasonable assistance, including making available members of its staff, to facilitate such and audits. CRO will promptly take all steps necessary to correct any deficiencies noted by CymaBay during an audit at no additional cost to CymaBay.

11. Miscellaneous.

11.1 Independent Contractor Relationship. The parties hereto are independent contractors, and nothing contained in this Agreement is intended, and will not be construed, to place the parties in the relationship of partners, principal and agent, employer/employee or joint venturer. Neither party will have any right, power or authority to bind or obligate the other, nor will either hold itself out as having such right, power or authority.

11.2 Use of Name. Except as required by valid order of a court or other governmental body having competent jurisdiction, or by applicable law, neither party will use the name or trademark of the other party in any advertising, sales promotional material, including its website, or press release without the prior written consent of the other party. Notwithstanding the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

foregoing, either party may use the name of the other party without such party’s prior written consent to the extent necessary for (a) filings with regulatory or governmental agencies including, without limitation, the U.S. Securities & Exchange Commission or the FDA, (b) filing, prosecuting, or maintaining patent applications or patents relating to an Invention assigned to such party pursuant to the provisions of Section 6, (c) in connection with litigation, or (d) performing its obligations or exercising its rights under this Agreement.

11.3 Force Majeure. If either party will be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strike, lockouts, labor troubles, restrictive governmental or judicial orders or decrees, riots, insurrection, war, acts of God, inclement weather or other reason or cause reasonably beyond such party’s control (each a “Force Majeure”), then performance of such act will be excused for the period of such Force Majeure. Any timelines affected by a Force Majeure will be extended for a period equal to that of the Force Majeure. The party incurring the Force Majeure will provide notice to the other of the commencement and termination of the Force Majeure, and will take reasonable, diligent efforts to remove the condition constituting such Force Majeure or to avoid its affects so as to resume performance as soon as practicable.

11.4 Notices. Any consent, notice, or report required or permitted to be given or made under this Agreement by one of the parties to the other (other than an invoice or Monthly Report covered by Section 2) will be in writing and will be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when delivered personally; (b) by overnight courier, upon written verification of receipt; or (c) by certified or registered mail, return receipt requested, upon verification of receipt. Such consent, notice, or report will be addressed to such other party at its address indicated below, or to such other address as the addressee will have last furnished in writing to the addressor in accordance with the requirements of this Section 11.4, and will be effective upon receipt by the addressee.

If to CymaBay:

For Communications:

[*]

CymaBay Therapeutics, Inc.

7999 Gateway Blvd., Ste. 130

Newark, CA 94560

Phone: [*]

[*]

For Accounts Payable:

Accounts Payable

7999 Gateway Blvd., Ste. 130

Newark, CA 94560

Phone: [*]

[*]

If to CRO:

Pharmaceutical Research Associates, Inc.

[*]

4130 ParkLake Avenue, Suite 400

Raleigh, NC 27612

Phone: (919) 786-8200

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.5 Severance. If any provision of this Agreement is found by a proper authority to be unenforceable, that provision will be severed and the remainder of this Agreement will continue in full force and effect. However, the parties hereto will renegotiate this Agreement in good faith to replace any unenforceable provision with a valid and enforceable one such that the objectives contemplated by the parties when entering this Agreement may be realized.

11.6 Waiver. Any delay in enforcing a party’s rights under this Agreement or any waiver as to a particular default or other matter will not constitute a waiver of such party’s rights to the future enforcement of its rights under this Agreement unless such party provides an express written and signed waiver as to a particular matter for a particular period of time.

11.7 Amendments. No amendment, change or modification to this Agreement or any Statements of Work will be effective unless in writing and executed by the parties hereto.

11.8 Assignment and Subcontracting; use of Affiliates.

(a)	This Agreement and all Statements of Work may not be assigned either party without other Party’s prior written consent, which consent will not be unreasonably withheld; provided, however, that either Party may assign this Agreement without consent to a successor in interest to substantially all of the business of that Party to which the subject matter of this Agreement relates, whether by way of merger, acquisition, reorganization, spin-out or, in the case, of CymaBay, the grant of exclusive license rights in a product for which clinical development services are conducted by CRO under this Agreement, upon delivery to the other Party of notice of such assignment. Any attempted assignment that does not comply with the requirements of this Section 11.8(a) will be null and void.

(b)	[*]

(c)	The parties agree that any Affiliate of CRO may directly enter into a Statement of Work under this Agreement. Upon execution of a Statement of Work by an Affiliate of CRO, the Statement of Work will be incorporated into this Agreement by this reference, and the Statement of Work and this Agreement [*]

11.9 Governing Law. Resolution of all disputes arising out of or related to this Agreement or the performance, enforcement, breach, or termination of this Agreement and any remedies relating thereto, will be governed by and construed under the substantive laws of the State of New York without giving effect to any choice of law principles that would require the application of the laws of a different jurisdiction.

11.10 Construction; Headings. No provision of this Agreement will be interpreted against any party because that party or its legal counsel drafted the provision. The titles and headings of the Sections of this Agreement are for convenience only and are not intended to confer a separate legal obligation under the Agreement.

11.11 Counterparts and Facsimile Signatures. This Agreement, and any subsequent amendment(s), may be executed in counterparts and the counterparts, together, will constitute a single agreement. A facsimile transmission of this signed Agreement or a Statement of Work bearing a signature on behalf of a party will be legal and binding on such party.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.12 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes, as of the Effective Date, all prior negotiations, representations or agreements, either written or oral, with respect to the subject matter hereof.

11.13 Foreign Corrupt Practices Act Compliance. CRO represents that it has knowledge and understanding of the requirements of the Foreign Corrupt Practices Act of 1977, as amended. CRO hereby represents and warrants that neither it nor any of its Affiliates or personnel performing any Services will make any payments or gifts to foreign governments or related persons for the purpose of obtaining or retaining business for or with, or directing business to, any person in connection with the performance of Services. Accordingly, CRO agrees that no portion of monies paid or payable in connection with this Agreement, nor any other item of value, will, directly or indirectly, be paid, received, transferred, loaned, offered, promised or furnished to, or for the use of, any officer or employee of any foreign government department, agency, instrumentality or corporation thereof, or any political party or any official of such party or candidate for office, or any person acting for or on behalf of any of the foregoing, for the purpose of (a) inducing the recipient to misuse his or her official position to direct business wrongfully to CymaBay, CRO, or any other person, (b) influencing any act or decision of an official in his or her official capacity, including to obtain approvals for the conduct of CymaBay’s clinical studies, (c) inducing an official to do or omit to do any act in violation of his or her lawful duty, (d) obtaining any improper advantage, or (e) inducing a foreign official to use his or her influence improperly to affect or influence any act or decision.

11.14 Fraud. CRO will promptly notify CymaBay in writing if it obtains information that any person has, or may have, engaged in the falsification of data (i.e., creating, altering, recording or omitting data in such a way that the data do not represent what actually occurred) in reporting the results of, or in the course of performing, recording, supervising or reviewing, a Project conducted under a Statement of Work.

11.15 Dispute Resolution. In the event a dispute relating to this Agreement or any Statement of Work arises between the Parties, the Parties will use all reasonable efforts to resolve the dispute through direct discussions [*]. The senior management of each Party is committed to respond to any such dispute.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto by their duly authorized officers as of the Effective Date.

CYMABAY THERAPEUTICS, INC.		PHARMACEUTICAL RESEARCH ASSOCIATES, INC.

By:	/s/ Sujal Shah	By:	/s/ Michael Wolfgang

Name:	Sujal Shah	Name:	Michael Wolfgang

Title:	CFO	Title:	Vice President of Fiance

Date:	9-2-15	Date:	9/3/2015

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Statement of Work Number 1

Protocol #: CB8025-21428

PRA Project ID: CMY8025X-MBX825

This Statement of Work Number 1 (the “Statement of Work”) is made and entered into on July 14, 2015, (the “Effective Date”), by and between CymaBay Therapeutics, Inc., a Delaware corporation, with its principal place of business at 7999 Gateway Blvd., Ste. 130, Newark, CA 94560 (hereinafter referred to as “CymaBay” or “Sponsor”) and Pharmaceutical Research Associates, Inc., a corporation of the Commonwealth of Virginia, together with its affiliates, with offices at 4130 ParkLake Avenue, Suite 400, Raleigh, NC 27612 (hereinafter referred to as “PRA”).

WITNESSETH

WHEREAS, CymaBay and PRA have entered into that certain Master Services Agreement dated the 2nd day of September, 2015 (hereinafter referred to as the “Master Agreement”); and

WHEREAS, pursuant to the Master Agreement, PRA has agreed to perform certain Services in accordance with Statements of Work from time to time entered into by the Parties, as more fully provided in Section 1.2 of the Master Agreement, and Sponsor and PRA now desire to enter into such a Statement of Work.

WHEREAS, PRA and Sponsor desire that PRA provide certain Services with respect to a Phase 2 study of CymaBay’s proprietary drug referred to as MBX-8025 (“Study Drug”) as set out in Protocol CB8025-21428 currently titled: “A 12-week, double-blind, randomized, placebo-controlled, Phase 2 study to evaluate the effects of two doses of MBX-8025 in subjects with Primary Biliary Cirrhosis (PBC) and inadequate response to UrsoDeoxyCholic Acid (UDCA)” (the “Study”), which is incorporated herein by reference.

WHEREAS, PRA and Sponsor have entered into a Letter of Intent dated the 14th day of July, 2015, (the “LOI”), for performance of certain initial services with respect to the Study. This Statement of Work now supersedes the LOI unless stated otherwise herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

1. Unless otherwise defined herein, initially capitalized terms used in this Statement of Work will have the meaning ascribed to such terms in the Master Agreement.

2. Project Specifications. PRA will perform Services described in the Project Specifications, attached hereto as Appendix A, in accordance with the Project Schedule, attached hereto as Appendix B and any other documents attached to this Statement of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Work (“Services”). The regulatory obligations of CymaBay that are transferred to PRA in connection with the Study, as required by 21 C.F.R. § 312.52, are set forth in the Transfer of Sponsor’s Regulatory Obligations, attached hereto as Appendix F.

2. Compensation. For performance of these Services, Sponsor will pay to PRA the amounts described in the Budget for Services and Pass-Through Costs set forth in Appendix C, which amounts will be payable pursuant to the Payment Schedule set forth in Appendix D.

3. Term and Termination. The term of this Statement of Work will commence upon the Effective Date above and will continue until completion of the Services described in Appendix A, provided, however, that either party may terminate this Statement of Work as permitted in and in accordance with Section 3, Term and Termination, of the Master Agreement.

4. Designated Contact Persons and Key Personnel. The PRA Project Manager and Key Personnel who will oversee the Services in accordance with the Master Agreement are identified in Appendix E, Designated Contact Persons and Key Personnel.

5. Incorporation by Reference; Conflict. The provisions of the Master Agreement are hereby expressly incorporated by reference into and made a part of this Statement of Work. In the event of a conflict between the terms and conditions of this Statement of Work and those of the Master Agreement, the terms of the Master Agreement will take precedence and control.

IN WITNESS WHEREOF, the parties have hereunto signed this Statement of Work effective as of the Effective Date.

Pharmaceutical Research Associates, Inc.	CymaBay Therapeutics, Inc.

/s/ Michael Wolfgang	/s/ Sujal Shah
Name	Name

Vice President of Finance	CFO
Title	Title

10/05/2015	10-5-15
Date	Date

List of Appendices

Appendix A:     Project Specifications

Appendix B:     Project Schedule

Appendix C:     Budget for Services and Pass-Through Budget

Appendix D:     Payment Schedule

Appendix E:     Designated Contact Persons and Key Personnel Designation

Appendix F:     Transfer of Sponsor’s Regulatory Obligations

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix A

Project Specifications

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix B

Project Schedule

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix C

Budget for Services and Pass-Through Costs Budget

[*]

Total Services & Expenses

The total estimated budget is $6,229,000.73, [*].

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix D

Payment Schedule

Services Direct Fees:

[*]

Pass-Through Costs (excluding Investigator Grants):

[*]

Investigator Grants:

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix E

Designated Contact Persons and Key Personnel

PRA:

[*]

CYMABAY:

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix F

Transfer of Sponsor’s Regulatory Obligations

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.